Calculation of Filing Fee Tables
S-3
AMERICAN SUPERCONDUCTOR CORP /DE/
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, $0.01 par value per share	457(r)	4,743,750	$ 28.00	$ 132,825,000.00	0.0001531	$ 20,335.51
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 132,825,000.00		$ 20,335.51
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 20,335.51
Offering Note
[1]	(1) The amount registered includes Common Shares that may be purchased by the underwriters pursuant to their option to purchase additional Common Shares. (2) The registration fee relates to the Registration Statement on Form S-3ASR (File No. 333-281496) filed by the Registrant on August 12, 2024.